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                                                                      EXHIBIT 21

                            ENVIROTEST SYSTEMS CORP.

                         ENVIROTEST TECHNOLOGIES, INC.
                                  SUBSIDIARIES

                            ENVIROTEST SYSTEMS CORP.

SUBSIDIARY                                                   JURISDICTION OF INCORPORATION
----------------------------------------------------------   -------------------------------
Envirotest Technologies, Inc.(1)                             Delaware
Envirotest Systems (B.C.) Ltd.(4)                            British Columbia
403564 B.C. Ltd.(1)                                          British Columbia
Envirotest Canada(2)                                         British Columbia
Envirotest Partners(3)                                       Pennsylvania (Partnership)
Remote Sensing Technologies, Inc.(1)                         Delaware
Envirotest Wisconsin Inc.(1)                                 Wisconsin
Systems Control, Inc.(1)                                     Washington
ES Funding Corp.(1)                                          Delaware
Envirotest Holdings, Inc.(1)                                 Delaware
Envirotest Acquisition Co.(1)                                Delaware
408874 B.C. Ltd.(1)                                          British Columbia
Envirotest Illinois, Inc.(1)                                 Delaware

                         ENVIROTEST TECHNOLOGIES, INC.

None
---------------

(1) Wholly owned

(2) Wholly owned by Envirotest Systems Corp. through its subsidiaries

(3) Wholly owned by Envirotest Systems Corp. and Envirotest Technologies, Inc.

(4) Wholly owned by Envirotest Systems Corp. and 408874 B.C. Ltd.